UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 5, 2007

RIM SEMICONDUCTOR COMPANY
(Exact name of registrant as specified in its charter)

Utah	000-21785	95-4545704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

305 NE 102nd Ave, Suite 350, Portland, Oregon 97220
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (503) 257-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On December 5, 2007 (the “Closing Date”), Rim Semiconductor Company (the “Company”) entered into a Subscription Agreement with certain institutional and individual investors (the “Investors”), pursuant to which the Company sold to the Investors 10% Secured Convertible Notes due December 5, 2009 (the “Notes”) and Class A Warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

As of the date of this report, the Company has raised gross proceeds of $3,175,000 from the private placement to the Investors of $3,527,777.73 aggregate principal amount of Notes (which amount reflects an original issue discount of 10%).  In connection with the issuance of these Notes, the Company issued to the Investors Warrants to purchase an aggregate of 146,532,832 shares of Common Stock at an initial exercise price of $0.10 per share.  Under the Subscription Agreement, the Company may raise up to an additional $2,825,000 through the sale of Notes (and issue related Warrants) during the 20 day period after the Closing Date, although there is no assurance that the Company will issue any such additional Notes or Warrants.

The Company received net cash proceeds of approximately $1,730,000 from the proceeds of the Notes issued through the date of this report, after the payment of offering related fees and expenses of $345,000 and after the repayment in full of $1,100,000 in principal and accrued interest on bridge loans issued in July 2007.  Remaining proceeds received from the private placement of the Notes will be used primarily for working capital and general corporate purposes.

The Notes were issued on December 5, 2007 and have a term of two years.  Each holder has the right at any time until his Note is fully paid to convert any outstanding and unpaid principal and accrued interest into shares of Common Stock at the conversion price (the “Conversion Price”).  The Conversion Price per share is equal to 75% of the average of the closing bid prices of the Common Stock for the 10 trading days preceding the conversion date, however, the Conversion Price shall not exceed $0.05 per share.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion are subject to adjustment for certain issuances, transactions or events that would result in “full ratchet” protection to the holders.

If the Company fails to deliver stock certificates upon the conversion of the Notes at the specified time and in the specified manner, the Company may be required to make substantial payments to the holders of the Notes.

Interest payable on the Notes accrues at an annual rate of 10% and is payable December 31, 2007 and quarterly thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest is due and payable, unless previously converted into Common Stock.

Holders of Notes are subject to certain limitations on their rights to convert the Notes.  The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion.  The foregoing restriction percentage may be increased by the Holder upon 61 days notice to 9.99% of the then outstanding shares of the Company after such conversion.

The Company has the option of prepaying the outstanding principal on the Notes, in whole or in part, by paying the Holder(s) 130% of the principal amount to be redeemed, together with accrued but unpaid interest.

At the option of the Holders, all unpaid principal and interest on the Notes may be made immediately due and payable, upon demand, upon the occurrence of any one or more of the following events of default: (i) the Company’s failure to pay principal and interest when due (subject to a 5 day grace period), (ii) the Company’s breach of any material covenant or material term or condition of the Subscription Agreement (subject to a 10 day cure period); (iii) the Company’s material breach of any of the representations or warranties made in the Subscription Agreement or any other transaction documents executed in connection with the transaction; (iv) the appointment of a receiver or trustee or the Company’s assignment for the benefit of creditors or application for or consent to the appointment of a receiver or trustee for the Company, or for a substantial part of its property or business; (v) entry or filing of any judgment against the Company for more than $100,000; (vi) bankruptcy, insolvency, reorganization or liquidation, or the issuance of any notice in relation to such event, instituted by or against the Company (that is not dismissed within 45 days); (vii) delisting of the Company’s Common Stock; (viii) failure to comply with the requirements for continued listing of the Common Stock for more than three consecutive trading days; (ix) notification that the Company is not in compliance with conditions for continued listing; (x) default by the Company of any obligation(s) in an aggregate amount in excess of $100,000 for more than 20 days after the due date (unless the Company contests the validity of such obligation in good faith); (xi) issuance of a Securities and Exchange Commission (“SEC”) or judicial stop trade order or trading suspension that lasts for five or more consecutive trading days; (xii) the Company’s failure to timely deliver Common Stock to a holder pursuant to the terms of the Subscription Agreement; (xiii) the Company’s failure to meet certain obligations with respect to registration of Common Stock into which the Notes are convertible as described in the Subscription Agreement (if such failure continues for at least 15 consecutive days); (xiv) failure by the Company to reserve for issuance upon conversion of the Notes the amount of Common Stock set forth in the Notes and the Subscription Agreement; (xv) a material negative restatement of any financial statements included in certain of the Company’s periodic reports filed with the SEC; and (xvi) any uncured default by the Company of a material term, covenant, warranty or undertaking in any other agreement to which the Company and the holder(s) are parties.

The Warrants, issued as of December 5, 2007, are immediately exercisable at a per share exercise price of $0.10 (which is subject to adjustment) through the fifth anniversary of the date of issuance. The warrants include a cashless exercise provision as well as “full ratchet” antidilution provisions with respect to certain securities issuances.

If the Company fails to deliver stock certificates upon the exercise of the Warrants at the specified time and in the specified manner, the Company may be required to make substantial payments to the holders of the Warrants.

Holders of Warrants are subject to certain limitations on their rights to exercise the Warrants.  The principal limitation is that the holder generally may not exercise Warrants to purchase a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such exercise.  The foregoing restriction percentage may be increased by the Holder upon 61 days notice to 9.99% of the then outstanding shares of the Company after such exercise.

To secure the Company’s obligations under the Notes and other obligations to the Investors, the Company has granted a security interest in substantially all of its assets, including the stock and assets of its N V Entertainment, Inc. subsidiary, in favor of the Investors under the terms and conditions of a Security Agreement dated as of the date of the Notes.  The security interest terminates upon payment or satisfaction of all of the Company’s obligations under the Notes and other obligations to the Investors.

In the event (i) the Company is prohibited from issuing shares upon conversion of the Notes, (ii) upon the occurrence of any other Event of Default (as defined in the Note or Subscription Agreement) that continues for more than 20 days, (iii) certain Changes in Control of the Company, or (iv) of the liquidation, dissolution or winding up of the Company, then at the Investors’ election, the Company must pay to each Investor an amount equal to 120% of the principal amount of his respective Note, plus accrued but unpaid interest.

In connection with the transaction, the Company agreed to prepare and file with SEC within 45 days following the Closing Date, a registration statement on Form SB-2 (the “Registration Statement”) for the purpose of registering for resale a number of shares of common stock equal to 125% of the shares issuable upon conversion of the Notes.  If the Company fails to file such Registration Statement within such time, or if the registration statement is not declared effective within 150 days from the Closing Date, the Company must pay liquidated damages equal to 2% of the principal amount of the Notes and purchase price of the Warrants for each 30 day period.  Such liquidated damages are payable in cash or registered shares of stock valued at 75% of the average closing bid prices over the preceding 5 day period. The Purchasers were also granted piggyback registration rights and certain demand registration rights.

The Company has further agreed not to file any other registration statements without the consent of the Investors until the Registration Statement shall have been effective for a period of 180 days or until the shares issuable upon the conversion of the Notes and exercise of the Warrants have been resold, whichever first occurs.

Pursuant to the Subscription Agreement, the Company granted the Investors a right of first refusal with respect to certain proposed sales of equity or debt securities by the Company, subject to certain exceptions.  The right is effective until the earlier of one year from the effective date of the Registration Statement or the date on which more than 75% of the principal of the Notes has been paid off.

The Company also agreed that, if at any time while the Notes or Warrants are outstanding, the Company issues or agrees to issue any common stock or securities convertible into common stock at a per share price or conversion price or exercise price that is less than the conversion price or exercise price of the Notes or Warrants without the consent of the Investors, then the Company agrees on each such occasion, additional shares of common stock shall be issued to the Investors in connection with the Notes and the Warrants and the shares that remain outstanding at the time of the lower price issuance so that the average per share purchaser price of the shares of common stock issued to each Investor is equal to such other lower price.

Until the effectiveness of the Registration Statement or during an event of default, the Company agreed that, except for certain limited excepted issuances, it will not enter into any new agreement for the offer or sale of the Company’s securities without the consent of the Investors.

The Company also agreed that until the later of one year after the effective date of the Registration Statement and such time as more than 75% of the principal of the Notes has been paid off, it will not enter into any equity line of credit, agreements to issue variable priced equity linked instruments or similar agreements.

Pursuant to the terms of the Subscription Agreement, Brad Ketch, President, Chief Executive Officer and a Director of the Company, and Ray Willenberg Jr., Chairman of the Board, Executive Vice President and a Director of the Company, have each executed Lockup Agreements pursuant to which they have agreed to refrain from selling any securities of the Company from the date of the Subscription Agreement until one year after the effective date of the Registration Statement.

The Company paid Blumfield Investments (the “Finder”) a cash finder’s fee equal to $317,500 (10% of the aggregate Purchase Price for the Notes issued as of the date of this report).  An additional fee equal to 10% of any cash proceeds received by the Company from exercise of the Warrants will be payable to the Finder upon exercise of the Warrants.  The Company also agreed to issue to the Finder a Warrant, in substantially the same form as the Warrants issued to the Investors, pursuant to which the Finder may purchase 10 shares of Common Stock for each 100 shares issuable upon conversion of the Notes and Warrants as of the Closing Date.  As a result, the Company has issued a Warrant to the Finder pursuant to which the Finder may purchase up to 14,653,284 shares of Common Stock at an initial exercise price of $0.10 per share.

The 12 Investors currently participating in the Offering are Bessie Weiss Family Partnership LP, Bursteine & Lindsay Security Corp., CMS Capital, Congregation Sharei Chaim, Brio Capital, L.P., John Fife, Alpha Capital Anstalt, Bristol Investment Fund, Ltd., Double U Master Fund, L.P., (“Double U”) Whalehaven Capital Fund Limited, Harborview Master Fund LP, and Monarch Capital Fund Limited.

Ten of these 12 Investors invested in prior private placements of debentures by the Company in 2003, 2004, 2005 or 2006 and were issued warrants in connection with the purchase of such debentures. Double U entered into two bridge loan transactions with the Company in 2007 and received shares of Common Stock and/or warrants to purchase Common Stock in connection with such transactions. Except as set forth above, there is no material relationship between the Investors, on the one hand, and the Company or any of its affiliates, on the other hand.  See the Company's Registration Statement on Form SB-2/A (Reg. No. 333-133508) and the Prospectus filed by the Company dated August 16, 2006 for a description of the debentures issued in March 2006 and the Company's agreements with the holders thereof.  See the Company's Registration Statement on Form SB-2/A (Reg. No. 333-12648) and the Prospectus filed by the Company dated August 1, 2005 for a description of the debentures issued in May 2005 and the Company's agreements with the holders thereof.  See the Company's Registration Statement on Form SB-2/A (Reg. No. 333-112643) filed by the Company dated August 16, 2004 for a description of the debentures issued in 2003-04 and the Company's agreements with the holders thereof.

Copies of the Subscription Agreement, Form of Note, Form of Warrant, Security Agreement, Funds Escrow Agreement, and Lockup Agreement relating to the above transactions are attached hereto.  The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

Item 3.02                      Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Subscription Agreements executed in connection therewith contain representations to support the Company's reasonable belief that each of the Investors had access to information concerning its operations and financial condition, is acquiring the securities for its own account and not with a view to the distribution thereof, and is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  At the time of their issuance, the securities described in Item 1.01 above will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Secured Convertible Note of Rim Semiconductor Company
4.2	Form of Class A Common Stock Purchase Warrant issued in connection with the Subscription Agreement
10.1	Form of Subscription Agreement, dated as of December 5, 2007, by and among Rim Semiconductor Company and the Subscribers
10.2	Form of Security Agreement, dated as of December 5, 2007, by and among Rim Semiconductor Company, NV Entertainment, Inc., and Barbara R. Mittman, as Collateral Agent
10.3	Form of Funds Escrow Agreement, dated as of December 5, 2007
10.4	Form of Lockup Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rim Semiconductor Company

Dated: December 11, 2007	By:	/s/ Brad Ketch
Brad Ketch President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Secured Convertible Note of Rim Semiconductor Company
4.2	Form of Class A Common Stock Purchase Warrant issued in connection with the Subscription Agreement
10.1	Form of Subscription Agreement, dated as of December 5, 2007, by and among Rim Semiconductor Company and the Subscribers
10.2	Form of Security Agreement, dated as of December 5, 2007, by and among Rim Semiconductor Company, NV Entertainment, Inc., and Barbara R. Mittman, as Collateral Agent
10.3	Form of Funds Escrow Agreement, dated as of December 5, 2007
10.4	Form of Lockup Agreement